UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Frontier Communications Parent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

This filing contains the following communications:
1.
An email the President and Chief Executive Officer of Frontier Communications Parent, Inc. (the “Company”) sent to employees of the Company and posted on an internal Company site in connection with the Company’s entry into a definitive agreement to be acquired by Verizon Communications Inc. (the “Transaction”).

2.	A Q&A page related to the Transaction posted to an internal Company site on September 23, 2024.

1. The following email was sent by Nick Jeffery, President and Chief Executive Officer of the Company, to employees and posted to an internal site on September 23, 2024.

Team,

Two weeks ago, we announced our plans to combine with Verizon.  Today, I want to take a moment to share more about what this news means for you and to provide some clarity and reassurance about our next chapter.

Firstly, I want to commend you once again for all you’ve done to transform Frontier and Build Gigabit America over the last four years.  Every single one of you has played a role in turning around our company, and it’s precisely because of our collective achievements that we’ve attracted an industry powerhouse like Verizon.

This acquisition is exciting because it offers us even more opportunities for growth, development and success, both as a business and individually.  We will be combining with a company that shares our vision for a fiber future, and together with Verizon, we will have the resources needed to scale our ambition and accelerate our work to connect more people to the digital economy.

 I understand that change can bring about a sense of uncertainty.  Please know that we’re committed to maintaining open communication and sharing as much information as we can with you throughout this process.  We’ve launched a Q&A page on the Gigaverse and welcome any other questions you may have, which you can send to communications@ftr.com.

I also want to emphasize that we are in the early days of the process, and we expect it to take approximately 18 months to close.  Until then, it’s business as usual for us.  It’s important that we stay focused on our strategy — and push even harder to build fiber, sell fiber, deliver the best service possible for our customers and become even more efficient.

Remember, Verizon recognizes the value of our high-performing fiber network and the talent and relentless execution that goes into building and running it.  You are the reason that we are where we are today, and your continued good work and commitment to Building Gigabit America will define our future as a company and individuals.  Let’s keep shining, delivering for our customers and leaning into the opportunities ahead.  If we do that, I am confident we’ll succeed in our next chapter.

Let’s go Frontier!

Forward-Looking Statements

This communication contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, statements that relate to the proposed transaction. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.

A wide range of factors could materially affect future developments and performance, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by Frontier’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for Frontier will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Frontier to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on Frontier’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from Frontier’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that Frontier’s stock price may decline significantly if the merger is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in Frontier’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 and (B) the other risk factors identified from time to time in Frontier’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

This list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company does not intend, nor does it undertake any duty, to update any forward-looking statements.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Frontier by Verizon. In connection with the proposed transaction, Frontier intends to file relevant materials with the SEC, including Frontier’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING FRONTIER’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov or from Frontier’s Investor Relations webpage at www.investor.frontier.com or by contacting Frontier’s Investor Relations by e-mail at ir@ftr.com.

Participants in the Solicitation

Frontier and Frontier’s directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the stockholders of Frontier in connection with the proposed transactions. Information about Frontier’s directors and executive officers is set forth in the Frontier Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2024. To the extent holdings of Frontier’s securities by its directors or executives officers have changed since the amounts set forth in such 2024 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: John Harrobin on May 7, 2024; William McGloin on May 7, 2024 and June 21, 2024; Scott C. Beasley on May 7, 2024; Mark D. Nielsen on May 7, 2024; John G. Stratton on May 7, 2024; Veronica Bloodworth on May 7, 2024; Alan Gardner on May 7, 2024; Maryann Turcke on May 30, 2024; Kevin L. Beebe on May 30, 2024; George Haywood Young III on May 30, 2024; Pamela L. Coe on May 30, 2024; Lisa Chang on May 30, 2024; Stephen Charles Pusey on May 30, 2024; Pratabkumar Vemana on May 30, 2024; and Margaret Mary Smyth on May 30, 2024.  Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in Frontier’s definitive Proxy Statement relating to the proposed transactions when it is filed by Frontier with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or Frontier’s website at investor.frontier.com.

2. The following Q&A page was posted to an internal site on September 23, 2024.

Employee QA:

The News

(1) What’s the news?

Frontier and Verizon are combining forces to accelerate access to premium broadband and mobility services to even more customers nationwide.

(2) Why are we doing this?

Joining together with an industry powerhouse like Verizon will enable us to expand our ambition to Build Gigabit America and accelerate our ability to deliver the digital infrastructure this country needs – providing more Americans with critical access to the digital economy.

This transaction will accelerate the work we’ve started over the last nearly four years to meet the critical need for reliable high-speed connectivity in the U.S. and offers even more opportunities for us to grow our fiber future. Verizon is an industry leader committed to delivering the best-in-class network – and fiber is undeniably the best technology to power connectivity today and in the future.

(3) What can I tell my family and friends?

It is important that we maintain discretion throughout the process. Do not share any information that is not publicly available. That said, please feel free to share what the announcement represents for Frontier. Here’s an example:

“This is an exciting next chapter for Frontier and the result of nearly four years of hard work – setting and executing against our strategy.

Unfortunately, there is not much I can add at this time beyond what was issued in our press release announcing the transaction.”

(4) What’s the timing?

This announcement is just the first step in a process to unite Frontier and Verizon. We anticipate this transaction will close in the next 18 months, subject to customary closing conditions, including approval by Frontier shareholders and receipt of regulatory approvals.

Both companies will remain entirely independent prior to closing. Until then, it’s business as usual at Frontier.

Impact on Employees

(5) How does this impact MY role/responsibilities until the transaction closes? What do we do between now and close?

Until the transaction closes, Verizon and Frontier will continue to operate as separate, independent companies.

In that period, it’s business as usual. We should continue to provide our customers with the same high-quality service they have come to expect from us, with the same focus and determination that has characterized the last four years.

(6) What does this mean for employees?

One of the benefits of this transaction is the opportunity it provides for Frontier’s employees. Verizon recognizes our high-performing fiber network and operations, industry-leading customer service and our hard-working employees.

For our union employees, wages and benefits will continue to be governed by our collective bargaining agreements, which continue to apply in accordance with their terms.

For non-union employees, Verizon has agreed that base pay, bonuses/commission, target equity opportunities and severance will remain the same for one year following the closing of the transaction.

Importantly, until the transaction closes, which is expected to occur in the next 18 months, it’s business as usual. We are relying on you to stay focused on providing our customers with the same high-quality service they have come to expect from Frontier.

(7) Will my manager change?

We expect the deal to close in approximately 18 months. Until that time, we will maintain our existing operational and reporting structure.

We will continue to keep you informed of any other changes when we have more information.

(8) Are layoffs expected? Where / what areas of the business?

Until the transaction closes, we will operate as a stand-alone company and things will remain business as usual. This means we may expand in some areas and contract in others in the normal course of running Frontier.

(9) What’s next? When will we learn more?

This announcement is the first step toward uniting Frontier and Verizon - there are many specifics that we will determine as integration planning develops. In the meantime, the companies will remain entirely independent prior to closing and it will continue to be business as usual in all respects.

We are committed to being as transparent as we can and will keep you updated as integration plans are developed.

(10) Does Verizon plan to close any Frontier locations? What will happen to our new HQ in Texas?

Until we close the transaction, it is business as usual. Following the close of the transaction, decisions about locations like any other operational matters would be for Verizon to make.

(11) Why did we agree to be acquired?

As you may know, our Board and Executive Committee have conducted an extensive and detailed strategic review over many months in which we examined the full range of options available to our company and based on that review, determined that the combination with Verizon was the best path forward.

We believe that a combination with Verizon will create an outstanding outcome for Frontier, our customers and our employees.

This transaction is recognition of the amazing progress we have all made over the last four years. Combining with Verizon will enable us to expand our ambitions and accelerate our ability to deliver the digital infrastructure our country needs. It marks the start of the next chapter in our ambition to Build Gigabit America.

Until the deal closes – which we expect will take approximately 18 months – we are Frontier employees, and it is critical that we continue to operate and execute just as we always have.

Future with Verizon

(12) What is Verizon’s policy on working in the office versus working remotely?

Until the deal closes, we will continue to operate under Frontier’s return to work policy. Following the close of the transaction, decisions about policies like any other operational matters would be for Verizon to make.

(13) Will Verizon honor our union contracts?

Yes, the terms of our collective bargaining agreements, including pay and benefits, continue to apply in accordance with their terms.

Verizon has longstanding relationships with the Communications Workers of America (CWA) and the International Brotherhood of Electrical Workers (IBEW), each of which represent employees at both Verizon and Frontier.

(14) What happens if there’s not a role for me in the new organization?

For non-union employees, Verizon has agreed that base pay, bonuses/commission, target equity opportunities and severance will remain the same for one year following the closing of the transaction.  In addition, for one year following the closing of the transaction, Verizon will provide benefits that are no less favorable in the aggregate than those that were provided immediately prior closing of the transaction for these employees (other than defined benefit pension, supplemental retirement, post-retirement medical and life, and deferred compensation benefits).

For our union employees, wages and benefits will continue to be governed by collective bargaining agreements, which continue to apply in accordance with their terms.

Frontier Business and Strategy

(15) Is our strategy changing?

Our strategy – and disciplined execution – is what got us here, and it is what will take us into our next chapter.

The most important thing we can do is continue to operate and execute just as we always have.

(16) Should we continue to create 2025 plans?

Yes, absolutely. Until the deal closes, we will continue to be an independent company and it is critical that we continue to operate and execute just as we always have.

(17) Between signing and closing, will Frontier continue to hire people to fill open roles?

Until the deal closes, we will continue to operate business as usual.

This means that we will continue to hire and fill open roles in strategic growth areas of our company. It is more important than ever that we execute our strategy, and that includes hiring top talent.

Please contact your HR business partner for guidance before you make any new hires in the future.

(18) I just offered someone a role / just hired someone, and they start soon. What should I tell them?

Congratulations on your new hire. It is more important than ever that we execute our strategy, and that includes hiring and retaining top talent.

Please reach out to your HR business partner for guidance on how to handle conversations with your new hire.

(19) I was planning to make some changes to the structure or level of roles within my team. Can I still do that?

Please contact your HR business partner for guidance before you make changes to the structure of your team.

Compensation and Benefits

(20) Will my cash pay/benefits change during the period from signing to close?

The companies will remain entirely independent prior to closing and it will continue to be business as usual.

(21) If I’m a union employee, what will happen to my pay and benefits following the closing?

For our union employees, wages and benefits continue to be governed by our collective bargaining agreements, which continue to apply in accordance with their terms.

(22) If I’m a non-union employee, what will happen to my pay and benefits following the closing of the deal?

For non-union employees, Verizon has agreed that base pay, bonuses/commission, target equity opportunities and severance will remain the same for one year following the closing of the transaction.  In addition, for one year following the closing of the transaction, Verizon will provide benefits that are no less favorable in the aggregate than those that were provided immediately prior closing of the transaction for these employees (other than defined benefit pension, supplemental retirement, post-retirement medical and life, and deferred compensation benefits).

Additional Resources

(23) Who can I reach out to with questions?

Please reach out to your manager or HR business partner.

(24) Who do I send external requests to?

If you are contacted directly or via social media by someone outside of the company on this topic, including media, please direct them to the communications team via email: corporate.pr@ftr.com.

(25) What should I do if I get a question from media?

Do not engage with the media. Please direct them to the communications team via email: corporate.pr@ftr.com.

Forward-Looking Statements

This communication contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, statements that relate to the proposed transaction. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.

A wide range of factors could materially affect future developments and performance, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by Frontier’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for Frontier will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Frontier to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on Frontier’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from Frontier’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that Frontier’s stock price may decline significantly if the merger is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in Frontier’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 and (B) the other risk factors identified from time to time in Frontier’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

This list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company does not intend, nor does it undertake any duty, to update any forward-looking statements.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Frontier by Verizon. In connection with the proposed transaction, Frontier intends to file relevant materials with the SEC, including Frontier’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING FRONTIER’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov or from Frontier’s Investor Relations webpage at www.investor.frontier.com or by contacting Frontier’s Investor Relations by e-mail at ir@ftr.com.

Participants in the Solicitation

Frontier and Frontier’s directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the stockholders of Frontier in connection with the proposed transactions. Information about Frontier’s directors and executive officers is set forth in the Frontier Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2024. To the extent holdings of Frontier’s securities by its directors or executives officers have changed since the amounts set forth in such 2024 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: John Harrobin on May 7, 2024; William McGloin on May 7, 2024 and June 21, 2024; Scott C. Beasley on May 7, 2024; Mark D. Nielsen on May 7, 2024; John G. Stratton on May 7, 2024; Veronica Bloodworth on May 7, 2024; Alan Gardner on May 7, 2024; Maryann Turcke on May 30, 2024; Kevin L. Beebe on May 30, 2024; George Haywood Young III on May 30, 2024; Pamela L. Coe on May 30, 2024; Lisa Chang on May 30, 2024; Stephen Charles Pusey on May 30, 2024; Pratabkumar Vemana on May 30, 2024; and Margaret Mary Smyth on May 30, 2024.  Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in Frontier’s definitive Proxy Statement relating to the proposed transactions when it is filed by Frontier with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or Frontier’s website at investor.frontier.com.